AMENDMENT NO. 2 TO
FUND PARTICIPATION AND SERVICE AGREEMENT

    This Amendment, effective as of ________________, 2021, amends the Fund Participation and Service Agreement (“Agreement”) dated January 29, 2013, as amended, by and among Symetra Life Insurance Company, (“Insurance Company”), for itself and on behalf of one or more separate accounts of the Insurance Company (“Separate Accounts”), American Funds Distributors, Inc. (“AFD”), American Funds Service Company (“Transfer Agent”), Capital Research and Management Company (“CRMC”), and the American Funds Insurance Series (the “Series”).

    WHEREAS, Insurance Company, AFD, Transfer Agent, CRMC, and the Series desire to amend the Agreement.

    NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, AFD, Transfer Agent, CRMC, and the Series hereby agree as follows as follows:

1.Exhibit B of the Agreement is deleted and replaced with the attached Exhibit B.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

SYMETRA LIFE INSURANCE COMPANY for itself and on behalf of the Separate Accounts By: ________________________________ Printed Name: Jon S. Stenberg Title: Executive Vice President
AMERICAN FUNDS DISTRIBUTORS, INC. By: ________________________________ Printed Name: ________________________ Title: ________________________________
AMERICAN FUNDS INSURANCE SERIES By: ________________________________ Printed Name: ________________________ Title: ________________________________
AMERICAN FUNDS SERVICE COMPANY By: ________________________________ Printed Name: ________________________ Title: ________________________________
CAPITAL RESEARCH AND MANAGEMENT COMPANY By: ________________________________ Printed Name: ________________________ Title: ________________________________

EXHIBIT B

Insurance Company Accounts

Symetra Resource Variable Account B

Symetra Separate Account VL (Unregistered)

Symetra Separate Account SL

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